Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

March 2013 Performance Update

The Frontier Fund Supplement Dated March 31, 2013 to Prospectus Dated January 31, 2013.

The Frontier Fund Class 2 Original

THE FRONTIER FUND’ S GOAL: To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

December performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 2 Original	March 31, 2013	March 31, 2013	NAV / Unit
	MTD	YTD
Balanced Series-2	0.27%	-1.11%	$147.55
Balanced Series-2a	0.39%	-0.73%	$123.46
Frontier Select Series-2	2.66%	4.83%	$104.35
Currency Series-2	1.09%	-0.94%	$72.26
Long/Short Commodity Series-2	1.38%	-0.37%	$145.11
Frontier Heritage Series-2	3.17%	8.27%	$130.65
Winton Series-2	2.88%	5.19%	$166.52

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of March 31, 2013. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,569,082.84
Unrealized trading gain (loss)	(1,292,183.62)
Less: Commissions	(49,933.41)
Less: Trading Fee paid to Managing Owner	(29,239.36)
Interest income	4,078.22

Total Income	201,804.67
EXPENSES
Broker service fees	0.00
Incentive fees	27,262.78
Management fees	40,922.34

Total Expenses	68,185.12

Net Income (Loss)	$133,619.55

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	333,771.41935	$49,118,131.12	$147.16
Current month additions	0.00000	0.00
Current month redemptions	(3,219.40608)	(477,343.10)
Net income (loss) for current month		133,619.55	0.39

Net asset value, end of current month	330,552.01000	$48,774,407.57	$147.55

	Monthly rate of return		0.27%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2

THE FRONTIER FUND BALANCED SERIES—2a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$29,078.33
Unrealized trading gain (loss)	(24,026.31)
Less: Commissions	(924.51)
Less: Trading Fee paid to Managing Owner	(541.79)
Interest income	1,216.21

Total Income	4,801.93
EXPENSES
Trading fees	0.00
Broker service fees	0.00
Incentive fees	506.66
Management fees	758.33

Total Expenses	1,264.99

Net Income (Loss)	$3,536.94

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	7,485.54098	$920,540.63	$122.98
Current month additions	0.00000	0.00
Current month redemptions	(144.25146)	(17,726.46)
Net income (loss) for current month		3,536.94	0.48

Net asset value, end of current month	7,341.29000	$906,351.11	$123.46

	Monthly rate of return		0.39%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES—2a

THE FRONTIER FUND FRONTIER SELECT SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$156,208.26
Unrealized trading gain (loss)	(74,008.85)
Less: Commissions	(1,312.86)
Less: Trading Fee paid to Managing Owner	(1,748.57)
Interest income	3,307.67

Total Income	82,445.65
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	5,933.46

Total Expenses	5,933.46

Net Income (Loss)	$76,512.19

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	28,352.55271	$2,882,156.84	$101.65
Current month additions	0.00000	0.00
Current month redemptions	(124.71894)	(12,962.49)
Net income (loss) for current month		76,512.19	2.70

Net asset value, end of current month	28,227.83000	$2,945,706.54	$104.35

	Monthly rate of return		2.66%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES—2

THE FRONTIER FUND CURRENCY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.00
Unrealized trading gain (loss)	418.47
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(28.05)
Interest income	118.53

Total Income	508.95
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	0.00

Total Expenses	0.00

Net Income (Loss)	$508.95

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	655.79268	$46,879.90	$71.49
Current month additions	0.00000	0.00
Current month redemptions	0.00000	0.00
Net income (loss) for current month		508.95	0.77

Net asset value, end of current month	655.79000	$47,388.85	$72.26

	Monthly rate of return		1.09%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES—2

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$98,407.18
Unrealized trading gain (loss)	7,420.73
Less: Commissions	(5,351.31)
Less: Trading Fee paid to Managing Owner	(3,418.35)
Interest income	10,690.32

Total Income	107,748.57
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	29,612.32

Total Expenses	29,612.32

Net Income (Loss)	$78,136.25

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	39,613.03460	$5,670,085.70	$143.14
Current month additions	0.00000	0.00
Current month redemptions	(311.67545)	(45,367.17)
Net income (loss) for current month		78,136.25	1.97

Net asset value, end of current month	39,301.36000	$5,702,854.78	$145.11

	Monthly rate of return		1.38%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—LONG/SHORT COMMODITY SERIES—2

THE FRONTIER FUND FRONTIER HERITAGE SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$324,860.28
Unrealized trading gain (loss)	(198,393.14)
Less: Commissions	(998.53)
Less: Trading Fee paid to Managing Owner	(2,280.34)
Interest income	2,146.55

Total Income	125,334.82
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	5,785.28

Total Expenses	5,785.28

Net Income (Loss)	$119,549.54

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	29,864.94775	$3,781,987.77	$126.64
Current month additions	0.00000	0.00
Current month redemptions	(623.23584)	(81,111.74)
Net income (loss) for current month		119,549.54	4.01

Net asset value, end of current month	29,241.71000	$3,820,425.57	$130.65

	Monthly rate of return		3.17%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES—2

THE FRONTIER FUND WINTON SERIES—2

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$731,442.32
Unrealized trading gain (loss)	(409,957.42)
Less: Commissions	(1,353.84)
Less: Trading Fee paid to Managing Owner	(6,368.00)
Interest income	8,773.60

Total Income	322,536.66
EXPENSES
Broker service fees	0.00
Incentive fees	0.00
Management fees	21,789.99

Total Expenses	21,789.99

Net Income (Loss)	$300,746.67

Statement of Changes in Net Asset Value

	Units	Dollars	$’s per unit
Net asset value, beginning of month	64,463.64864	$10,433,440.45	$161.85
Current month additions	0.00000	0.00
Current month redemptions	(40.63560)	(6,761.58)
Net income (loss) for current month		300,746.67	4.67

Net asset value, end of current month	64,423.01000	$10,727,425.54	$166.52

	Monthly rate of return		2.88%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES—2

THE FRONTIER FUND BALANCED SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$5,915,112.67
Unrealized trading gain (loss)	(4,877,468.37)
Less: Commissions	(187,670.57)
Less: Trading Fee paid to Managing Owner	(109,851.42)
Interest income	20,365.66

Total Income	760,487.97
EXPENSES
Trading fees	0.00
Broker service fees	312,860.51
Incentive fees	101,564.60
Management fees	153,754.14

Total Expenses	568,179.25

Net Income (Loss)	$192,308.72

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	1,524,932.41239	$185,409,118.49	$121.59
Current month additions	210.11851	24,148.78
Current month redemptions	(28,606.59555)	(3,409,740.49)
Net income (loss) for current month		192,308.72	0.17

Net asset value, end of current month	1,496,535.94000	$182,215,835.50	$121.76

	Monthly rate of return		0.14%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—BALANCED SERIES

THE FRONTIER FUND FRONTIER SELECT SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,317,903.34
Unrealized trading gain (loss)	(627,679.63)
Less: Commissions	(11,031.75)
Less: Trading Fee paid to Managing Owner	(14,634.23)
Interest income	27,680.96

Total Income	692,238.69
EXPENSES
Trading fees	0.00
Broker service fees	51,539.29
Incentive fees	0.00
Management fees	49,712.26

Total Expenses	101,251.55

Net Income (Loss)	$590,987.14

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	297,238.18167	$24,375,456.33	$82.01
Current month additions	16.56629	1,345.89
Current month redemptions	(7,697.49552)	(628,924.21)
Net income (loss) for current month		590,987.14	2.05

Net asset value, end of current month	289,557.25000	$24,338,865.15	$84.06

	Monthly rate of return		2.50%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER SELECT SERIES

THE FRONTIER FUND CURRENCY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$0.00
Unrealized trading gain (loss)	7,449.35
Less: Commissions	0.00
Less: Trading Fee paid to Managing Owner	(504.19)
Interest income	2,130.38

Total Income	9,075.54
EXPENSES
Trading fees	0.00
Broker service fees	1,904.65
Incentive fees	0.00
Management fees	0.00

Total Expenses	1,904.65

Net Income (Loss)	$7,170.89

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	15,275.59929	$858,275.37	$56.19
Current month additions	3.08220	170.24
Current month redemptions	(525.45711)	(29,212.56)
Net income (loss) for current month		7,170.89	0.50

Net asset value, end of current month	14,753.22000	$836,403.94	$56.69

	Monthly rate of return		0.90%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—CURRENCY SERIES

THE FRONTIER FUND FRONTIER LONG/SHORT COMMODITY SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$879,248.96
Unrealized trading gain (loss)	66,182.30
Less: Commissions	(47,423.61)
Less: Trading Fee paid to Managing Owner	(66,656.58)
Interest income	94,601.70

Total Income	925,952.77
EXPENSES
Trading fees	0.00
Broker service fees	30,561.55
Incentive fees	0.00
Management fees	198,168.58

Total Expenses	228,730.13

Net Income (Loss)	$697,222.64

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	416,422.14237	$50,790,599.92	$121.97
Current month additions	618.54985	67,398.02
Current month redemptions	(14,753.91487)	(1,854,006.61)
Net income (loss) for current month		697,222.64	1.58

Net asset value, end of current month	402,286.78000	$49,701,213.97	$123.55

	Monthly rate of return		1.29%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER LONG/SHORT COMMODITY SERIES

THE FRONTIER FUND FRONTIER HERITAGE SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$1,725,317.81
Unrealized trading gain (loss)	(1,056,484.52)
Less: Commissions	(5,296.85)
Less: Trading Fee paid to Managing Owner	(12,121.98)
Interest income	11,408.87

Total Income	662,823.33
EXPENSES
Trading fees	0.00
Broker service fees	39,365.27
Incentive fees	0.00
Management fees	30,715.19

Total Expenses	70,080.46

Net Income (Loss)	$592,742.87

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	193,778.14775	$19,967,474.44	$103.04
Current month additions	34.72468	3,538.70
Current month redemptions	(3,575.51729)	(381,149.29)
Net income (loss) for current month		592,742.87	3.05

Net asset value, end of current month	190,237.35000	$20,182,606.72	$106.09

	Monthly rate of return		2.96%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—FRONTIER HERITAGE SERIES

THE FRONTIER FUND WINTON SERIES

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

March 31, 2013

(Unaudited)

Current Period
INCOME
Realized trading gain (loss)	$2,840,364.45
Unrealized trading gain (loss)	(1,591,028.35)
Less: Commissions	(5,236.92)
Less: Trading Fee paid to Managing Owner	(24,583.54)
Interest income	33,870.61

Total Income	1,253,386.25
EXPENSES
Trading fees	0.00
Broker service fees	72,857.34
Incentive fees	0.00
Management fees	84,117.69

Total Expenses	156,975.03

Net Income (Loss)	$1,096,411.22

Statement of Changes in Net Asset Value

	Units	Dollars	Aggregate Net Asset Value per unit*
Net asset value, beginning of month	291,268.08143	$40,602,939.62	$139.40
Current month additions	99.92236	13,730.61
Current month redemptions	(5,285.88283)	(722,890.30)
Net income (loss) for current month		1,096,411.22	3.88

Net asset value, end of current month	286,082.12000	$40,990,191.15	$143.28

	Monthly rate of return		2.78%

*	Please see your specific Class Statement of Income (Loss) for your specific unit value.

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/ S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

On Behalf of the Frontier Fund—WINTON SERIES